SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      November 6, 2003

NRG Energy, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-15891	41-1724239
(Commission File Number)	(IRS Employer Identification No.)

901 Marquette Avenue, Suite 2300	Minneapolis, MN	55402

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code   612-373-5300

(Former name or former address, if changed since last report)

SIGNATURES
EX-99.1 Press Release

Item 5. Other Events and Regulation FD Disclosure.

On November 6, 2003, NRG Energy, Inc., a wholly owned subsidiary of Xcel Energy (NYSE: XEL), announced it has reached a comprehensive settlement agreement with Connecticut Light & Power (CL&P), the Connecticut Attorney General, the Connecticut Department of Public Utility Control and the Office of Consumer Counsel, to resolve outstanding litigation issues relating to rejection of the Standard Offer Service contract between CL&P and NRG’s wholly-owned subsidiary, NRG Power Marketing, Inc.

The press release reporting the sale is filed with this Form 8-K as Exhibit 99.1. See “Item 7. Financial Statements and Exhibits.”

Item 7. Financial Statements and Exhibits.

The following exhibits is file with this report on Form 8-K:

Exhibit No.	Description

99.1	Press release issued November 6, 2003, of NRG Energy, Inc.

Certain statements included in this Form 8-K are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include, but are not limited to, obtaining regulatory and legal approvals for the settlement, including from the U.S. Bankruptcy Court and the Federal Energy Regulatory Commission. Although NRG believes that its expectations are reasonable, it can give no assurance that these expectations will prove to have been correct. Factors that could cause NRG’s actual results to differ materially from those contemplated in the forward-looking statements include, among others, the possibility that the necessary regulatory and legal approvals of the settlement will not be obtained.

The foregoing review of factors that could cause NRG’s actual results to differ materially from those contemplated in the forward-looking statements included in this Current Report on Form 8-K should not be construed as exhaustive. For more information regarding risks and uncertainties that may affect NRG’s future results, review NRG’s other filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRG Energy, Inc.
(Registrant)

By	/s/ Scott J. Davido
Scott J. Davido
Senior Vice President and
General Counsel

Dated: November 7, 2003